Exhibit 99.1

For Immediate Release

BLOCKBUSTER INC. ANNOUNCES PROPOSED OFFERING

OF SENIOR SECURED NOTES

DALLAS, Sept. 14, 2009 — Blockbuster Inc., (BBI, BBI.B) announced today that it intends to offer up to $340 million aggregate principal amount of senior secured notes due 2014 (the “Notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The Notes will be senior secured obligations of the Company and will be guaranteed by the Company’s domestic subsidiaries that guarantee the Company’s indebtedness under the credit agreement. The Notes and the guarantees will be secured by a first-priority lien, having equal priority to liens granted under the Company’s credit agreement on substantially all of the Company’s and the guarantors’ assets which secure the loans under the credit agreement. The Notes will be offered in the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act, and to persons outside the United States only pursuant to Regulation S under the Securities Act.

The Company plans to use the proceeds of the Notes to repay all indebtedness outstanding under the Company’s revolving credit facility and its revolving asset-based loan facility in Canada, fund fees and expenses of the transaction and for general corporate purposes. In addition, the Company intends to pursue an amendment under its credit agreement, whereby the lenders under the term loan facility that are qualified institutional buyers or persons outside the United States will be given the option to purchase Notes in exchange for repayment of their loans under the term loan facility, or to amend and extend the final maturity of their loans from August 20, 2011, to May 31, 2012, with a revised loan amortization payment schedule and an increased applicable interest rate margin. The amendment will also include changes to the financial covenants and other terms.

The Notes will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release is neither an offer to sell nor the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

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Forward Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “predicts,” “targets,” “seeks,” “could,” “intends,” “foresees” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements in this release that describe our strategies, initiatives, future actions, plans or goals are forward-looking. These forward-looking statements are based on management’s current intent, belief and expectations. These statements are not guarantees of future outcomes and involve risks, uncertainties, assumptions and other factors that are difficult to predict. Therefore, actual outcomes may vary materially from what is expressed in or indicated by the forward-looking statements. The proposed offering is subject to a number of conditions, including the amendment of our senior credit agreement, and there can be no assurance whether such offering will be completed on the terms discussed above or at all. The risk factors set forth under “Item 1A. Risk Factors” in our Annual Reports on Form 10-K and other matters discussed from time to time in our filings with the Securities and Exchange Commission, including the “Disclosure Regarding Forward-Looking Information” and “Risk Factors” sections of our Quarterly Reports on Form 10-Q, among others, could affect future outcomes, causing outcomes results to differ materially from those expressed in our forward-looking statements. Accordingly, our investors are cautioned not to place undue reliance on these forward-looking statements because, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. We undertake no obligation to update publicly any forward-looking statement in this release or in other documents, our website or oral statements for any reason, even if new information becomes available or other events occur in the future.

U.S. Blockbuster Press Contact:	Blockbuster Investor Relations Contact:

Randy Hargrove	Kellie Nugent
Senior Director, Corporate Communications	Director, Investor Relations
(214) 854-3190	(214) 854-4442

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